Exhibit 99.1

Zeo Energy Corp. Reports First Quarter 2025 Financial Results

NEW PORT RICHEY, Fla., June 16, 2025 (GLOBE NEWSWIRE) -- Zeo Energy Corp. (Nasdaq: ZEO) (“Zeo”, “Zeo Energy”, or the “Company”), a Florida-based provider of residential solar and energy efficiency solutions, today reported financial results for the first quarter ended March 31, 2025.

Recent Operational Highlights

●	Entered into a definitive agreement to acquire Heliogen, a provider of on-demand clean energy technology solutions, allowing the company to establish a division focused on long-duration energy generation and storage for commercial and industrial-scale facilities, including artificial intelligence (AI) and cloud computing data centers.

●	Recruited and retained adequate staff ahead of the peak summer sales season.

Management Commentary

“In the first quarter of 2025, we continued to navigate the challenging solar market and successfully generated $8.8 million of revenue,” said Zeo Energy Corp. CEO Tim Bridgewater. “As announced last month, we were able to take advantage of the softer sector conditions by entering into a definitive agreement to acquire Heliogen. We believe that this proposed acquisition positions us to expand beyond traditional residential solar and into adjacent clean energy verticals with long-term upside. This move will also enhance our balance sheet and diversify our revenue base going forward.”

“As anticipated, in Q1 we experienced a slowdown due to the seasonality of our intensive summer sales model. This slowdown was exacerbated by the current high-interest rate environment. We’ve maintained our strategic focus during this period, streamlining operations and strengthening our sales team ahead of the critical summer season that is now underway. Looking ahead, we remain confident in our full-year outlook. We expect meaningful improvement in the latter half of the year as market activity increases.”

First Quarter 2025 Financial Results

Results compare the 2025 first quarter ended March 31, 2025 to the 2024 first quarter ended March 31, 2024.

●	Total revenue was $8.8 million in Q1 2025, a 56.4% decrease from $20.1 million in the comparable 2024 period. The decrease was primarily due to higher interest rates creating a challenging environment for residential solar direct sales.

●	Gross profit decreased to $3.8 million (43.0% of total revenue) in Q1 2025 from $6.0 million (29.9% of total revenue) in the comparable 2024 period. The decrease was driven in part by the decrease in sales compared to the prior period. The improvement in gross profit as a percentage of revenue was the result of improved operational efficiencies in labor and a reduction in materials costs.

●	Net loss for Q1 2025 was $13.3 million compared to $4.1 million in the comparable 2024 period. The decrease is primarily due to a decrease in overall sales for the period.

●	Adjusted EBITDA, a non-GAAP measurement of operating performance reconciled below, decreased to $(6.4) million (72.3% of total revenue) in Q1 2024 from approximately $(0.5) million (2.3% of total revenue) in the comparable 2024 period. The change was primarily related to the change in net loss.

For more information, please visit the Zeo Energy Corp. investor relations website at investors.zeoenergy.com.

About Zeo Energy Corp.

Zeo Energy Corp. is a Florida-based provider of residential solar, distributed energy, and energy efficiency solutions. Zeo focuses on high-growth markets with limited competitive saturation. With its differentiated sales approach and vertically integrated offerings, Zeo, through its Sunergy Solar business unit, serves customers who desire to reduce high energy bills and contribute to a more sustainable future. For more information on Zeo Energy Corp., please visit www.zeoenergy.com.

Non-GAAP Financial Measures

Adjusted EBITDA

Zeo Energy defines Adjusted EBITDA, a non-GAAP financial measure, as net income (loss) before interest and other expenses, net, income tax expense, and depreciation and amortization, as adjusted to exclude stock-based compensation. Zeo utilizes Adjusted EBITDA as an internal performance measure in the management of the Company’s operations because the Company believes the exclusion of these non-cash and non-recurring charges allows for a more relevant comparison of Zeo’s results of operations to other companies in the industry. Adjusted EBITDA should not be viewed as a substitute for net loss calculated in accordance with GAAP, and other companies may define Adjusted EBITDA differently.

The following table provides a reconciliation of net income (loss) to Adjusted EBITDA for the periods presented:

	Three months Ended March 31,
	2025	2024
Net income (loss)	$(13,319,363)	$(4,107,102)
Adjustment:
Other income, net	(82,363)	0
Change in fair value of warrant liabilities	(663,449)	138,000.00
Interest expense	30,277	35,222
Income tax benefit	523,500	(114,668.00)
Stock compensation	2,257,139	3,118,584.00
Depreciation and amortization	4,900,729	459,529

Adjusted EBITDA	(6,353,530)	(470,435)

Net income (loss) margin	(151.6)%	(20.4)%

Adjusted EBITDA margin	(72.3)%	(2.3)%

Adjusted EBITDA Margin

Zeo Energy defines Adjusted EBITDA margin, a non-GAAP financial measure, expressed as a percentage, as the ratio of Adjusted EBITDA to revenue, net. Adjusted EBITDA margin measures net income (loss) before interest and other expenses, net, income tax expense, depreciation and amortization, as adjusted to exclude stock-based compensation and is expressed as a percentage of revenue. In the table above, Adjusted EBITDA is reconciled to the most comparable GAAP measure, net income (loss). Zeo utilizes Adjusted EBITDA margin as an internal performance measure in the management of the Company’s operations because the Company believes the exclusion of these non-cash and non-recurring charges allows for a more relevant comparison of the Company’s results of operations to other companies in Zeo’s industry.

The following table sets forth Zeo’s calculations of Adjusted EBITDA margin for the periods presented:

	Three months Ended March 31,
	2025	2024
Total Revenue	$8,783,695	$20,142,156

Adjusted EBITDA	(6,353,530)	(470,435)

Adjusted EBITDA margin	(72.3)%	(2.3)%

Forward-Looking Statements

This news release contains certain forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act of 1934, as amended, that are based on beliefs and assumptions and on information currently available to the Company. Such statements may include, but are not limited to, statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will,” and similar references to future periods may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about the future financial performance of the Company; the ability to effectively consolidate the assets of Lumio and produce the expected results; changes in the Company’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, the ability to raise additional funds, and plans and objectives of management. These forward-looking statements are based on information available as of the date of this news release, and current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update such forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include: (i) the outcome of any legal proceedings that may be instituted against the Company or others; (ii) the Company’s success in retaining or recruiting, or changes required in, its officers, key employees, or directors; (iii) the Company’s ability to maintain the listing of its common stock and warrants on Nasdaq; (iv) limited liquidity and trading of the Company’s securities; (v) geopolitical risk and changes in applicable laws or regulations, including tariffs or trade restrictions; (vi) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (vii) operational risk; (viii) litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on the Company’s resources; (ix) the Company’s ability to effectively consolidate the assets of Lumio and produce the expected results; and (x) other risks and uncertainties, including those included under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the year ended December 31, 2024 and in its subsequent periodic reports and other filings with the SEC.

In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by the Company, its respective directors, officers or employees or any other person that the Company will achieve its objectives and plans in any specified time frame, or at all. The forward-looking statements in this news release represent the views of the Company as of the date of this news release. Subsequent events and developments may cause that view to change. However, while the Company may elect to update these forward-looking statements at some point in the future, there is no current intention to do so, except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the views of the Company as of any date subsequent to the date of this news release.

Zeo Energy Corp. Contacts

For Investors:

Tom Colton and Greg Bradbury
Gateway Group
ZEO@gateway-grp.com

For Media:

Zach Kadletz
Gateway Group
ZEO@gateway-grp.com

-Financial Tables to Follow-

ZEO ENERGY CORP.
CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

	As of March 31,	As of December 31,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$2,894,103	$5,634,115
Accounts receivable, including $286,103 and $191,662 from related parties, net of allowance for credit losses of $4,703,905 and $1,165,336, as of March 31, 2025 and December 31, 2024, respectively	4,999,508	10,186,543
Inventories	847,395	872,470
Contract assets	577,398	64,202
Prepaid expenses and other current assets	936,673	2,131,345
Total current assets	10,255,077	18,888,675
Other assets	113,591	314,426
Property, equipment and other fixed assets, net	2,629,283	2,475,963
Right of use operating lease assets	1,087,496	1,268,139
Right of use financing lease assets	412,893	447,012
Intangibles, net	2,938,804	7,571,156
Note receivable - related party	3,000,000	3,000,000
Goodwill	27,010,745	27,010,745
Total assets	$47,447,889	$60,976,116

Liabilities, redeemable noncontrolling interest and stockholders’ (deficit) equity
Current liabilities
Accounts payable	$3,569,632	$2,780,885
Accrued expenses and other current liabilities, including $2,320,129 and $3,359,101 with related parties at March 31, 2025 and December 31, 2024, respectively	6,581,799	8,540,188
Current portion of long-term debt	301,091	291,036
Current portion of obligations under operating leases	555,672	583,429
Current portion of obligations under financing leases	133,408	130,464
Convertible promissory note	2,455,000	2,440,000
Contract liabilities, including $0 and $2,000 with related parties as of March 31, 2025 and December 31, 2024, respectively	119,417	203,607
Total current liabilities	13,716,019	14,969,609
Obligations under operating leases, non-current	662,291	799,385
Obligations under financing leases, non-current	314,167	348,807
Warrant liabilities	785,551	1,449,000
Long-term debt	414,268	496,623
Total liabilities	15,892,296	18,063,424

Commitments and contingencies (Note 14)

Redeemable noncontrolling interests
Convertible preferred units, 1,500,000 units issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	16,536,108	16,130,871
Class B Units	38,097,300	115,693,900

Stockholders’ equity
Class V common stock, $0.0001 par value, 100,000,000 authorized shares; 26,730,000 and 35,230,000 shares issued and outstanding as of March 31, 2025, and December 31, 2024, respectively	2,673	3,523
Class A common stock, $0.0001 par value, 300,000,000 authorized shares; 21,796,464 and 13,252,964 shares issued and outstanding as of March 31, 2025, and December 31, 2023, respectively	2,180	1,326
Additional paid in capital	16,486,224	14,523,963
Accumulated deficit	(39,568,892)	(103,440,891)
Total stockholders’ deficit	(23,077,815)	(88,912,079)
Total liabilities, redeemable noncontrolling interests and stockholders’ (deficit) equity	$47,447,889	$60,976,116

ZEO ENERGY CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three months ended March 31,
	2025	2024
Revenue, net	$6,216,391	$11,329,387
Related party revenue, net	2,567,304	8,812,769
Total revenue	8,783,695	20,142,156
Operating costs and expenses:
Cost of goods sold (exclusive of items shown below)	4,789,679	13,957,966
Depreciation and amortization	4,900,729	459,529
Sales and marketing	2,137,092	6,553,787
General and administrative	10,467,593	3,219,422
Total operating expenses	22,295,093	24,190,704
(Loss) income from operations	(13,511,398)	(4,048,548)
Other (expenses) income, net:
Other income, net	82,363	-
Change in fair value of warrant liabilities	663,449	(138,000)
Interest expense	(30,277)	(35,222)
Total other expense, net	715,535	(173,222)
Net (loss) income before taxes	(12,795,863)	(4,221,770)
Income tax (expense) benefit	(523,500)	114,668
Net (loss) income	(13,319,363)	(4,107,102)
Net (loss) attributable to Sunergy Renewables LLC prior to the Business Combination	-	(523,681)
Net (loss) income subsequent to the Business Combination	(13,319,363)	(3,583,421)
Net (loss) income attributable to redeemable non-controlling interests	(6,958,098)	(2,051,930)
Net (loss) income attributable to Class A common stock	$(6,361,265)	$(1,531,491)

Basic and diluted net (loss) income per common unit	$(0.48)	$(1.54)
Weighted average units outstanding, basic and diluted	13,252,964	994,345

ZEO ENERGY CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash Flows from Operating Activities
Net (loss) income	$(13,319,363)	$(4,107,102)
Adjustment to reconcile net (loss) income to cash (used in) provided by operating activities
Depreciation and amortization	4,900,729	459,529
Interest income	-	-
Change in fair value of warrant liabilities	(663,449)	138,000
Provision for credit losses	3,538,569	150,000
Noncash operating lease expense	180,643	152,717
Stock based compensation expense	2,257,139	3,118,584
Changes in operating assets and liabilities:
Accounts receivable	1,742,907	(2,297,517)
Accounts receivable due from related parties	(94,441)	(2,692,841)
Inventories	25,075	(28,968)
Prepaid installation costs	(513,196)	4,448,953
Prepaids and other current assets	1,138,288	(1,420,528)
Other assets	(37,656)	(109,443)
Accounts payable	788,747	(400,861)
Accrued expenses and other current liabilities	(919,417)	(691,316)
Accrued expenses and other current liabilities due to related parties	(1,038,972)	(2,148,960)
Contract liabilities	(82,190)	(3,508,323)
Contract liabilities due to related parties	(2,000)	(1,054,263)
Operating lease payments	(164,851)	(159,650)
Net cash (used in) provided by operating activities	(2,263,438)	(10,151,989)

Cash flows from Investing Activities
Purchases of property, equipment and other assets	(372,578)	(226,076)
Net cash used in investing activities	(372,578)	(226,076)

Cash flows from Financing Activities
Principal payment of finance lease liabilities	(31,696)	(28,537)
Proceeds from the issuance of convertible preferred stock, net of transaction costs	-	10,277,275
Repayments of debt	(72,300)	(71,855)
Distributions to members	-	(90,000)
Net cash provided by (used in) financing activities	(103,996)	10,086,883

Net (decrease) increase in cash and cash equivalents	(2,740,012)	(291,182)
Cash and cash equivalents, beginning of period	5,634,115	8,022,306
Cash and cash equivalents, end of the period	$2,894,103	$7,731,124

Supplemental Cash Flow Information
Cash paid for interest	$25,785	$34,060
Cash paid for income taxes	$-	$-
Noncash finance lease expense	$34,119	$34,118

Non-cash transactions
Deferred equity issuance costs	$-	$3,269,039
Issuance of Class A common stock to vendors	$-	$891,035
Issuance of Class A common stock to backstop investors	$-	$1,569,463
Preferred dividends	$405,237	$8,224,091